PRESS RELEASE

Contact:
Jim Ropella, Senior Vice President and CFO
First Business Financial Services, Inc.
Phone 608-232-5970
jropella@fbfinancial.com

First Business Declares Dividend

MADISON, WI – March 17, 2006 – The Board of Directors of First Business Financial Services, Inc. (NASDAQ: FBIZ) has declared a regular quarterly dividend of $0.06 per share, payable April 17, 2006 to shareholders of record on April 1, 2006. At this quarterly dividend amount, the annual dividend is equivalent to $0.24 per share, an annualized increase of 11.6% from 2005.

About First Business Financial Services, Inc.

First Business Financial Services (NASDAQ: FBIZ) is the parent of the First Business family of companies, managing shareholder relations and providing access to capital for our operating entities. Its companies include: First Business Bank – Madison and First Business Bank – Milwaukee (individually chartered banks, not branches), First Business Trust & Investments, First Business Leasing, LLC, and First Business Capital Corp. For additional information, visit www.fbfinancial.com or call 608-238-8008.

This press release includes “forward-looking” statements related to First Business Financial Services, Inc. (the “Company”) that can generally be identified as describing the Company’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect the Company’s future results, please see the Company’s filings with the Securities and Exchange Commission.

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